UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 7th Floor
Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 892-9080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Notification of Failure to Comply with Nasdaq Listing Rule 5450(a)(1)

On November 20, 2023, Gamida Cell Ltd. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that because the closing bid price for the Company’s ordinary shares was below $1.00 per share for the last 30 consecutive business days, the Company did not meet the $1.00 per share minimum bid price requirement of Nasdaq Listing Rule 5450(a)(1).

This notice of noncompliance had no immediate impact on the continued listing or trading of the Company’s ordinary shares on The Nasdaq Global Market, which will continue to be listed and traded on The Nasdaq Global Market, subject to the Company’s compliance with the other continued listing requirements.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until May 20, 2024 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the Compliance Period, the closing bid price per share of the Company’s ordinary shares is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance and the matter will be closed.

If the Company does not regain compliance by the end of the Compliance Period, the Company may be eligible for an additional 180 calendar day period to regain compliance during which it may transfer to The Nasdaq Capital Market, provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing thereon (except for the bid price requirement) based on the Company's most recent public filings and market information and notifies Nasdaq of its intent to cure the minimum bid price deficiency.

If the Company meets the applicable requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days to regain compliance. If, however, it appears to Nasdaq that the Company will not be able to cure the minimum bid price deficiency, or if the Company is otherwise not eligible for listing on The Nasdaq Capital Market, Nasdaq could provide notice that the Company’s ordinary shares will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the delisting determination to a Nasdaq Hearings Panel.

The Company intends to actively monitor the closing bid price of its ordinary shares and will evaluate available options to regain compliance with the minimum bid price requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gamida Cell Ltd.

Dated: November 24, 2023	By:	/s/ Josh Patterson
Josh Patterson
General Counsel & Chief Compliance Officer

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